AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF THE FORESTER FUNDS, INC.

The Forester Funds, Inc., a Maryland corporation (the "Corporation"), desires to amend and restate its existing Articles of Incorporation by adopting the following Amended and Restated Articles of Incorporation, as approved by a majority of the Board of Directors on May 5, 2010.  The provisions set forth in this Amended and Restated Articles of Incorporation amend several provisions of the existing Articles of Incorporation, as expressly authorized by Section 2-605 of the Maryland General Corporate Law, and restate all the provisions of the charter currently in effect and otherwise permitted by Maryland General Corporate Law.

Thomas H. Forester, whose address is 612 Paddock Lane, Libertyville, IL 60048, being at least eighteen years of age, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations, did act as the sole incorporator with the intention of forming a corporation.

ARTICLE I

The name of the corporation (hereinafter called "Corporation") is:

THE FORESTER FUNDS, INC.

ARTICLE II

The period of existence shall be perpetual.

ARTICLE III

The purposes for which the Corporation is formed are to engage in any lawful business for which corporations may be organized under the Maryland General Corporation Law.

ARTICLE IV

A.

The aggregate number of shares of capital stock which the Corporation shall have authority to issue is Five Billion (5,000,000,000) shares, all with a par value of One Hundredth of a Cent ($0.0001) per share, to be known and designated as "Common Stock." The aggregate par value of the authorized shares of the Corporation is Five Hundred Thousand Dollars ($500,000).  The Board of Directors of the Corporation may increase or decrease the aggregate number of authorized shares of Common Stock pursuant to Section 2-105 of the Maryland General Corporation Law or any successor provision thereto.  The Common Stock may be issued by the Board of Directors in such separate and distinct series ("Series") and classes of Series ("Classes") as the Board of Directors shall from time to time create and establish.  The Board of Directors shall have full power and authority, in its sole discretion, to create and establish Series and Classes having such preferences, rights, voting powers, terms of conversion, restrictions, limitations on dividends, qualifications, and terms and conditions of redemption as shall be fixed and determined from time to time by resolution or resolutions providing for the issuance of such Common Stock adopted by the Board of Directors.  Each Class of a Series shall represent interests in the assets of that Series and shall have identical voting, dividend, liquidation and other rights and the same terms and conditions as any other Class of that Series, except as provided in these Articles of Incorporation.  However, expenses allocated to a Class of a Series shall be borne solely by such Class as shall be determined by the Board of Directors and a Class of a Series shall have exclusive voting rights with respect to matters affecting only that Class.  Expenses related to the distribution of the Common Stock of a particular Class or Series, as well as other identified expenses properly allocated to that Class or Series, shall be charged to and borne solely by such Class or Series.  The bearing of expenses solely by a Class or Series shall be appropriately reflected in (in a manner determined by the Board of Directors), and cause differences in the net asset value attributable to, and the dividend, redemption and liquidation proceed of, the Common Stock of each Class or Series.  In addition, the Board of Directors is hereby expressly granted authority to increase or decrease the number of shares of Common Stock of any Series or Class, but the number of shares of Common Stock of any Series or Class shall not be decreased by the Board of Directors below the number thereof then outstanding.  The Board of Directors of the Corporation may classify or reclassify any unissued shares of Common Stock and may designate or redesignate the name of any Class or Series of outstanding Common Stock.  The Board of Directors may fix the number of shares of Common Stock in any such Series or Class and, except as specifically set forth in these Articles of Incorporation, may set or change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption of any Series or Class of unissued shares of Common Stock.  A total of Five Billion (5,000,000,000) shares of Common Stock shall be designated in the Series & Classes as follows:

Name of Series	Classification	Authorized Shares
The Forester Value Fund	Class N	250,000,000
	Class I	250,000,000
	Class R	300,000,000

Name of Series	Classification	Authorized Shares
The Forester Discovery Fund	None	200,000,000

B.

Notwithstanding the authority granted to the Board of Directors of the Corporation with respect to the designation, classification and reclassification of the unissued shares of Common Stock of the Corporation, each Series of Common Stock shall have the following preferences, conversion or other rights, voting powers, restrictions, limitations, as to dividends, qualifications and terms or conditions of redemption:

1.

Each holder of shares of Common Stock of the Corporation, irrespective of the Series, shall be entitled to one (1) vote for each full share (and a fractional vote for each fractional share) then standing in his or her name on the books of the Corporation; provided, however, that shares of any Series of Common Stock owned, other than in a fiduciary capacity, by the Corporation or by another corporation in which the Corporation owns shares entitled to cast a majority of all the votes entitled to be cast by all shares outstanding and entitled to vote of such corporation, shall not be voted at any meeting of stockholders.  On any matter submitted to a vote of stockholders all shares of the Corporation's Common Stock then issued and outstanding and entitled to vote, irrespective of the Series, shall be voted in the aggregate and not by Series, except that: (a) when otherwise expressly provided by the Maryland General Corporation Law, the Investment Company Act of 1940, as amended, and the regulations thereunder, or other applicable law, shares shall be voted by individual Series or Class; and (b) when the matter to be acted upon does not affect any interest of all  Series or all Classes of a Series of the Corporation's Common Stock, then only shares of the affected Series or Class(es) shall be entitled to vote thereon.  At all elections of directors of the Corporation, each stockholder shall be entitled to vote the shares owned of record by him for as many persons as there are directors to be elected, but shall not be entitled to exercise any right of cumulative voting.

2.

All consideration received by the Corporation for the issue or sale of shares of any Series of the Corporation's Common Stock, together with all assets in which such consideration is invested and reinvested, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any such funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the Series of the Corporation's Common Stock with respect to which such assets, payments or funds were received by the Corporation for all purposes, subject only to the rights of creditors, and shall be so handled upon the books of account of the Corporation.  Such consideration, assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds in whatever form, are herein referred to as "assets belonging to" such Series.  Any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily attributable to any particular Series of the Corporation's Common Stock shall be allocable among any one or more of the Series of the Corporation's Common Stock in such manner and on such basis as the Board of Directors, in its sole discretion, shall deem fair and equitable.  The power to make such allocations may be delegated by the Board of Directors from time to time to one or more of the officers of the Corporation.

3.

The assets belonging to any Series of the Corporation's Common Stock shall be charged with the liabilities in respect of such Series of the Corporation's Common Stock, and shall also be charged with the share of the general liabilities of the Corporation allocated to such Series determined as hereinafter provided.  The determination of the Board of Directors shall be conclusive as to: (a) the amount of such liabilities, including the amount of accrued expenses and reserves; (b) any allocation of the same to a given Series; and (c) whether the same are allocable to one or more Series.  The liabilities so allocated to a Series are herein referred to as "liabilities belonging to" such Series.  Any liabilities which are not readily attributable to any particular Series of the Corporation's Common Stock shall be allocable among any one or more of the Series of the Corporation's Common Stock in such manner and on such basis as the Board of Directors, in its sole discretion, shall deem fair and equitable.  The power to make such allocations may be delegated by the Board of Directors from time to time to one or more of the officers of the Corporation.

4.

Shares of a Series of the Corporation's Common Stock shall be entitled to such dividends and distributions, in stock or in cash or both, as may be declared from time to time by the Board of Directors, acting in its sole discretion, with respect to such Series or Class within such Series ; provided, however, that dividends and distributions on shares of a Series of the Corporation's Common Stock shall be paid only out of the lawfully available "assets belonging to" such Series as such phrase is defined in this Article IV.

5.

In the event of the liquidation or dissolution of the Corporation, stockholders of a Series of the Corporation's Common Stock shall be entitled to receive, as a Series, out of the assets of the Corporation available for distribution to stockholders, but other than general assets not belonging to any particular Series, the assets belonging to such Series, and the assets so distributable to the holders of any Series of the Corporation's Common Stock shall be distributed among such holders in proportion to the number of shares of such Series of the Corporation's Common Stock held by them and recorded on the books of the Corporation.  In the event that there are any general assets not belonging to any particular Series of the Corporation's Common Stock and available for distribution, such distribution shall be made to the holders of all Series of the Corporation's Common Stock in proportion to the net asset value of the respective Series  of the Corporation's Common Stock determined as set forth in the Bylaws of the Corporation.

6.

Each share of each Series of Common Stock of the Corporation now or hereafter issued shall be subject to redemption by the stockholders of the Corporation and, subject to the suspension of such right of redemption as provided in the Bylaws, each holder of shares of any Series of Common Stock of the Corporation, upon request to the Corporation accompanied by surrender of the appropriate stock certificate or certificates, if any, in proper form for transfer and after complying with any other redemption procedures established by the Board of Directors, shall be entitled to require the Corporation to redeem all or any part of the shares of such Series of Common Stock standing in the name of such holder on the books of the Corporation at the net asset value of such shares.  In the event that no certificates have been issued to the holder, the Board of Directors may require the submission of a stock power with an appropriate signature guarantee.  All shares of any Series of its Common Stock redeemed by the Corporation shall be deemed to be cancelled and restored to the status of authorized but unissued shares. The method of computing the net asset value of shares of each Series of Common Stock of the Corporation for purposes of the issuance and sale, or redemption, thereof, as well as the time as of which such net asset value shall be computed, shall be as set forth in the Bylaws.  Payment of the net asset value of each share of each Series of Common Stock of the Corporation surrendered to it for redemption shall be made by the Corporation within seven (7) days after surrender of such stock to the Corporation for such purpose, or within such other reasonable period as may be determined from time to time by the Board of Directors.  The Board of Directors of the Corporation may, upon reasonable notice to the stockholders of the Corporation, impose a fee for the privilege of redeeming shares, such fee to be not in excess of one percent (1.0%) of the proceeds of any such redemption.  The Board shall have discretionary authority to rescind the imposition of any such fee and to reimpose the redemption fee from time to time upon reasonable notice. Any fee so imposed shall be uniform as to all stockholders within a Class or Series, if Common Stock is not issued in classes.

7.

If, at any time when a request for transfer or redemption of the shares of any Series of Common Stock is received by the Corporation or its agent, the value (computed as set forth in the Bylaws) of the shares of such Series in a stockholder's account is less than Five Hundred Dollars ($500.00), after giving effect to such transfer or redemption, the Corporation may cause the remaining shares of such Series in such stockholder's account to be redeemed in accordance with such procedures as the Board of Directors shall adopt.

8.

Each holder of shares of the Corporation's Common Stock, irrespective of the Series, may, upon request to the Corporation accompanied by surrender of the appropriate stock certificate or certificates, if any, in proper form for transfer and after complying with any other conversion procedures established by the Board of Directors, convert such shares into shares of any other Series of the Corporation's Common Stock on the basis of their relative net asset values (determined in accordance with the Bylaws of the Corporation) less a conversion charge or discount determined by the Board of Directors.  Any fee so imposed shall be uniform as to all stockholders.

9.

No holder of shares of any Series of Common Stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of any Series of the Common Stock of the Corporation which it may issue or sell (whether out of the number of shares authorized by these Articles of Incorporation, or out of any shares of any Series of Common Stock of the Corporation acquired by it after the issue thereof, or otherwise) other than such right, if any, as the Board of Directors, in its discretion, may determine.

ARTICLE V

The number of directors constituting the Board of Directors shall initially be four (4), and the names of the initial directors are Thomas H. Forester, Kaye E. Forester, Wayne A. Grudem, and Michael B. Kelley. Thereafter, the number of directors shall be such number as is fixed from time to time by the Bylaws.  As of March 12, 2009, the directors are Thomas H. Forester, Stan Simpson, Barry Meyer, and Michael B. Kelley.

ARTICLE VI

The Corporation reserves the right to enter into, from time to time, investment advisory and administration agreements providing for the management and supervision of the investments of the Corporation, the furnishing of advice to the Corporation with respect to the desirability of investing in, purchasing or selling securities or other property and the furnishing of clerical and administrative services to the Corporation.  Such agreements shall contain such other terms, provisions and conditions as the Board of Directors of the Corporation may deem advisable and as are permitted by the Investment Company Act of 1940, as amended.

The Corporation may designate custodians, transfer agents, registrars and/or disbursing agents for the stock and assets of the Corporation and employ and fix the powers, rights, duties, responsibilities and compensation of each such custodian, transfer agent, registrar and/or disbursing agent.

ARTICLE VII

The following provisions define, limit and regulate the powers of the Corporation, the Board of Directors and the stockholders:

A.

The Corporation may issue and sell shares of any Series of its own Common Stock in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration now or hereafter permitted by the laws of the State of Maryland, the Bylaws and these Articles of Incorporation, as its Board of Directors may determine; provided, however, that the consideration per share to be received by the Corporation upon the sale of any shares of any Series or Class of its Common Stock shall not be less than the net asset value per share of such Series or Class of Common Stock outstanding at the time as of which the computation of said net asset value shall be made.

B.

The Board of Directors may, in its sole and absolute discretion, reject in whole or in part orders for the purchase of shares of any Series or Class of Common Stock and may, in addition, require such orders to be in such minimum amounts as it shall determine.

C.

The holders of any fractional shares of any Series or Class Common Stock shall be entitled to the payment of dividends on such fractional shares, to receive the net asset value thereof upon redemption, to share in the assets of the Corporation upon liquidation and to exercise voting rights with respect thereto.

D.

The Board of Directors shall have full power in accordance with good accounting practice: (a) to determine what receipts of the Corporation shall constitute income available for payment of dividends and what receipts shall constitute principal and to make such allocation of any particular receipt between principal and income as it may deem proper; and (b) from time to time, in its discretion (i) to determine whether any and all expenses and other outlays paid or incurred (including any and all taxes, assessments or governmental charges which the Corporation may be required to pay or hold under any present or future law of the United States of America or of any other taxing authority therein) shall be charged to or paid from principal or income or both, and (ii) to apportion any and all of said expenses and outlays, including taxes, between principal and income.

E.

The Board of Directors shall have the power to determine from time to time whether and to what extent and at what time and places and under what conditions and regulations the books, accounts and documents of the Corporation or any of them, shall be open to the inspection of stockholders, except as otherwise provided by applicable law; and except as so provided, no stockholder shall have any right to inspect any book, account or document of the Corporation unless authorized to do so by resolution of the Board of Directors.

ARTICLE VIII

The address of the principal office of the Corporation in Maryland is c/o The Corporation Trust Incorporated, 351 West Camden Street, Baltimore, Maryland 21201.

ARTICLE IX

The address of the initial registered office is c/o The Corporation Trust Incorporated, 351 West Camden Street, Baltimore, Maryland 21201.

ARTICLE X

The name of the initial registered agent at such address is The Corporation Trust, Incorporated, a Maryland corporation.

ARTICLE XI

The name and address of the sole incorporator is:

Name

Address

Thomas H. Forester

c/o Forester Capital Management, Ltd.

612 Paddock Lane

Libertyville, IL 60048

IN WITNESS WHEREOF, THE FORESTER FUNDS, INC. has caused these Amended and Restated Article of Incorporation to be signed in its name and on its behalf by its duly authorized President and Treasurer on this 5th day of May, 2010, and attested by a Director, who each acknowledge, under penalty of perjury, to the best of their knowledge, information and belief, that the matters and facts set forth in herein as to authorization and approval are true and these Articles are true in all material respects.

THE FORESTER FUNDS, INC.

By:

__________________________

Thomas H. Forester

President and Treasurer

Attest:

___________________________

Stan Simpson

Director